UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event: January 27, 2005

Dark Dynamite, Inc.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)
000-17303 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

c/o Jared Gold President

63 West 100 South, Second Floor Studio, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 746-3435

(Registrant's telephone number, including area code)

ITEM 8.01 OTHER EVENTS

On January 27, 2005, in three resolutions, the Board of Directors of the Registrant authorized the issuance of 809,500,000 shares of the Registrant's common stock registered under its S-8 Registration Statement. All of the issuances were carried out pursuant to the S-8 Registration Statement and The 2005 Benefit Plan of Dark Dynamite, Inc.

These shares have been issued as compensation to employees and contractors of the Registrant. These issuances result in the total number of authorized and issued shares of common stock for the Registrant to be One Billion Forty Six Million Eight Hundred Thirty Nine Thousand Three Hundred Fifty Five (1,046,839,355). This number is management's calculation based upon the number of shares authorized by the resolutions for issuance.

ITEM 9. Financial Statements and Exhibits

The following exhibits are included as part of this report:

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of January, 2005.

Dark Dynamite, Inc.

/s/ Jared Gold .

Jared Gold, President